Exhibit 10.1

Execution Version

EQUITY LINE AGREEMENT

THIS EQUITY LINE AGREEMENT (the “Agreement”), dated as of November 9, 2020, by and between SENSEONICS HOLDINGS, INC., a Delaware corporation (the “Company”), and ENERGY CAPITAL, LLC, a Florida limited liability company (the “Investor”).

Whereas, subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Twelve Million Dollars ($12,000,000) of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”). The shares of Series B Preferred Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)                “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

(b)                “Anti-Corruption Laws” means any laws, rules, or regulations relating to bribery or corruption, including without limitation the Foreign Corrupt Practices Act and UK Bribery Act.

(c)                “Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT ACT, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

(d)                “Available Amount” means, initially, Twelve Million Dollars ($12,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases shares of Series B Preferred Stock pursuant to Section 2 or Section 3 hereof.

(e)                “Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (c) a Person with which any Purchaser is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

(f)                 “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(g)                “Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to be filed by the Company with the Secretary of State of the State of Delaware prior to the initial Regular Purchase, in the form of Exhibit B attached hereto.

(h)                “Closing Sale Price” means, for any security as of any date, the last closing sale price for such security on the Principal Market as reported by the Principal Market.

(i)                 “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within three (3) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; or (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

(j)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(k)                “Floor Price” means $0.25 per share.

(l)                 “Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

(m)              “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

(n)                “Material Adverse Effect” means any material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted exclusively from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (G) the continued expenditure of financial resources in connection with the Company’s ongoing operating activities.

(o)               “Material Agreement” is any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

(p)                “Maturity Date” means November 9, 2022.

(q)                “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)                 “Principal Market” means NYSE American; provided, however, that in the event the Company’s common stock, $0.001 par value per share (“Common Stock”) is ever listed or traded on The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market, the New York Stock Exchange, the NYSE Arca, the OTC Bulletin Board, the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(s)                 “Purchase” means any Regular Purchase or Aggregate Balance Purchase, as applicable.

(t)                 “Purchase Amount” means, with respect to any Regular Purchase or any Aggregate
Balance Purchase made hereunder, as applicable, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 or Section 3 hereof, as applicable.

(u)                “Purchase Date” means, with respect to a Regular Purchase made pursuant to Section 2 hereof, the Business Day on which the Investor receives, or with respect to an Aggregate Balance Purchase made pursuant to Section 3, the Business Day on which the Company receives, after 4:00 p.m. Eastern time on such Business Day, a Purchase Notice for such Regular Purchase or Aggregate Balance Purchase, as applicable, in accordance with this Agreement.

(v)                “Purchase Notice” means a notice delivered to the Investor pursuant to Section 2 with respect to any Regular Purchase or a notice delivered to the Company pursuant to Section 3 with respect to any Aggregate Balance Purchase, as applicable.

(w)              “Regular Purchase Share Limit” means Four Thousand (4,000) shares of Series B Preferred Stock; provided, however, that the parties may mutually agree to increase the Regular Purchase Share Limit for any Regular Purchase.

(x)                “Requirement of Law” means, as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

(y)                “SEC” means the U.S. Securities and Exchange Commission.

(z)                “Securities” means, collectively, the Purchase Shares, the Conversion Shares, the Warrants and the Warrant Shares.

(aa)             “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(bb)            “Subsidiary” means any wholly owned subsidiary of the Company.

(cc)             “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

(dd)            “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Warrant, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(ee)             “Transfer Agent” means Computershare, Inc., or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock or Series B Preferred Stock.

2.	PURCHASE OF SERIES B PREFERRED STOCK.

Subject to the terms and conditions set forth in this Agreement, beginning on January 21, 2021, the Company has the right, but not the obligation, to sell to the Investor, in the Company’s sole and absolute discretion, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)                Commencement of Regular Purchases of Series B Preferred Stock. Subject to the satisfaction of the conditions set forth in Sections 7 and 8 hereof, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Purchase Notice from time to time to purchase, on a date designated by the Company that is no earlier than five (5) business days after the date of such Purchase Notice, up to the Regular Purchase Share Limit (each such purchase, a “Regular Purchase”) at a purchase price of $1,000 per Purchase Share (the “Purchase Price”) on each Purchase Date. The conversion price of the Series B Preferred Stock shall initially be equal to $0.3951 per share of Common Stock.

(b)                Voluntary Regular Purchases Below Floor Price. In the event that all conditions set forth in Sections 7 and 8 hereof have been satisfied other than the Floor Price Condition, the Company may deliver the Investor a Purchase Notice with respect to a proposed issuance of shares of Series B Preferred Stock, the Investor may, in its sole discretion, accept such Purchase Notice by notice to the Company before 11:59 p.m., Eastern time, on the Purchase Date. Any such purchase shall also be considered a “Regular Purchase.”

3.	Balance of the Aggregate Investment Amount.

(a)                Subject to the satisfaction of the conditions set forth in Section 8 hereof, beginning on January 1, 2022, if the Available Amount exceeds $0, Investor may, at Investor’s sole discretion, by its delivery to the Company of a Purchase Notice from time to time, purchase up to the then remaining Available Amount (each such purchase, an “Aggregate Balance Purchase”) at the Purchase Price, on a date designated by the Investor that is no more than five (5) business days after the date of such Purchase Notice.

4.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the time of any Aggregate Balance Purchase:

(a)                Organization, Authority. Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b)                Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.

(c)                Investment Purpose. The Investor is acquiring the Securities as principal for its own account for investment only and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. The Investor is acquiring the Securities hereunder in the ordinary course of its business.

(d)                General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the Investor’s knowledge, any other general solicitation or general advertisement.

(e)                Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 5 hereof. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities and is not relying on any accounting, legal, tax or other advice from the Company or its officers, employees, representatives or advisors. The Investor acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof.

(f)                 No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)                Validity; Enforcement. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h)                Residency. The Investor is a resident of the State of Florida.

(i)                 No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

5.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that as of the date hereof:

(a)                Due Organization, Authorization: Power and Authority. The Company and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation and the Company and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

The execution, delivery and performance by the Company of the Transaction Documents to which it is a party do not and will not (i) conflict with the Company’s or any of its Subsidiaries’ organizational documents, including their respective certificate of incorporation and bylaws, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company, or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, notice to or qualification with, or Governmental Approval from, any Governmental Authority or any other Person (except for such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default or material breach under any Material Agreement by which the Company, any of its Subsidiaries or any of their respective properties, is bound. Neither the Company nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Effect.

The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith.

(b)                Intellectual Property. The Company and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens (each, as defined in that certain Note Purchase Agreement, by and among the Company, Senseonics, Incorporated, certain affiliates of PHC Holdings Corporation, as purchasers, and Alter Domus (US) LLC as collateral agent for the Noteholders, dated as of August 9, 2020, the “PHC Note Purchase Agreement”) and non-exclusive licenses for off-the-shelf software that is commercially available to the public.

None of the Company or any of its Subsidiaries has used any software or other materials that are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause any software or other materials owned by the Company or used in any Company products to have to be (i) distributed to third parties at no charge or a minimal charge, (ii) licensed to third parties for the purpose of creating modifications or derivative works, or (iii) subject to the terms of such Open Source License.

Each employee and contractor of the Company and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to the Company or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case individually or in the aggregate.

No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by the Company or any of its Subsidiaries or exist to which the Company or such Subsidiary is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(c)                Subsidiaries’ Equity Interests. All of the issued ownership interests of each of the Subsidiaries of the Company are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Company or its applicable Subsidiary and are free and clear of all Liens other than Permitted Liens and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law.

(d)                Litigation. There are no actions, suits, investigations, or proceedings pending or, to the Company’s knowledge, threatened in writing by or against the Company or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000.00).

(e)                No Broker’s Fees. None of the Company nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or the Investor for a brokerage commission, finder’s fee or like payment in connection with the Transaction Documents and the transactions contemplated thereby.

(f)                 No Material Adverse Effect; Financial Statements. All consolidated financial statements for the Company and its consolidated Subsidiaries, delivered to the Investor fairly present, in conformity with GAAP, and in all material respects the consolidated financial condition of the Company and its consolidated Subsidiaries, and the consolidated results of operations of the Company and its consolidated Subsidiaries as of and for the dates presented. Except for matters that have been publicly disclosed, since June 30, 2020, there has not been a Material Adverse Effect.

(g)                No General Solicitation. Neither the Company nor any of its Subsidiaries or any of their affiliates (as defined in Rule 501(b) of Regulation D) or any person or entity acting on its or their behalf has engaged directly or indirectly in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D) in connection with the offering, issuance and sale of the Securities or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(h)                Exchange Act Compliance. All documents filed with the SEC by the Company under the Exchange Act are hereinafter referred to herein as the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the SEC, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder. The Exchange Act Reports did not, when filed with the SEC, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)                 Regulatory Compliance. Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). The Company and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither the Company nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither the Company nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or such Subsidiary or, to the Company’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. The Company and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of the Company, any of its Subsidiaries, or any of the Company’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law or Anti-Corruption Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or Anti- Corruption Law, or (iii) is a Blocked Person. None of the Company, any of its Subsidiaries, or to the knowledge of the Company, any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti- Terrorism Law.

(j)                 Tax Returns and Payments; Pension Contributions. The Company and each of its Subsidiaries have timely filed all required tax returns and reports (or extensions thereof), and the Company and each of its Subsidiaries, have timely paid all foreign, federal, state, and local Taxes, assessments, deposits and contributions owed by the Company and such Subsidiaries in a cumulative amount greater than One Hundred Thousand Dollars ($100,000), in all jurisdictions in which the Company or any such Subsidiary is subject to Taxes, including the United States, unless such Taxes are being contested in accordance with the next sentence. The Company and each of its Subsidiaries, may defer payment of any contested Taxes, provided that the Company or such Subsidiary, (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP. Neither the Company nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of the Company’s or such Subsidiary’s, prior Tax years which could result in additional taxes in a cumulative amount greater than One Hundred Thousand Dollars ($100,000) becoming due and payable by the Company or its Subsidiaries. The Company and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither the Company nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

(k)                Full Disclosure. No written representation, warranty or other statement of the Company or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to any Investor, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to any Investor, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

(l)                 Enforceability. The Transaction Documents have been duly executed by the Company and, upon the consummation of the transactions contemplated by the Transaction Documents, shall constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(m)              Valid Issuances. The shares of Series B Preferred Stock issuable pursuant to Regular Purchases hereunder (a) have been duly authorized by the Company and, upon their issuance pursuant to a Regular Purchase under this Agreement in accordance with Section 2, will be validly issued, fully paid and non-assessable, (b) will not, as of each applicable Purchase Date, be subject to any preemptive, participation, rights of first refusal or other similar rights that have not been or will not be waived, and (c) assuming the accuracy of the Investor’s representations and warranties hereunder, (i) will be issued exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and (ii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Purchase Shares.

The shares of Common Stock issuable upon conversion of the Purchase Shares (the “Conversion Shares”) have been duly and validly authorized and reserved by the Company and, when issued upon conversion in accordance with this Agreement and the Certificate of Designation, will be validly issued, fully paid and non-assessable, and the issuance of such shares of Common Stock shall not be subject to any preemptive or similar rights that have not or will not be waived.

The shares of Common Stock issuable pursuant to Aggregate Balance Purchases hereunder (a) have been duly authorized by the Company and, upon their issuance pursuant to an Aggregate Balance Purchase under this Agreement in accordance with Section 3, will be validly issued, fully paid and non-assessable, (b) will not, as of each applicable Purchase Date, be subject to any preemptive, participation, rights of first refusal or other similar rights that have not or will not be waived, and (c) assuming the accuracy of the Investor’s representations and warranties hereunder, (i) will be issued exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 and (ii) will be issued in compliance with all applicable state and federal laws concerning the issuance of the Purchase Shares.

(n)                Capitalization. The Company’s capitalization as disclosed in its filings with the SEC is true and complete, in all material respects, as of the date hereof.

(o)                No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of the Principal Market.

(p)                Listing Rules. The Company is not required to obtain any consent or approval from its stockholders in connection with the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents pursuant to the rules of the Principal Market.

6.	Other Agreements of the Parties.

(a)                Payment for Purchase Shares.    For each Regular Purchase or Aggregate Balance Purchase, as applicable, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives evidence that such Purchase Shares have been credited to the account of the Investor on the books of the Company’s transfer agent, if such evidence of Purchase Shares is received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day, it being understood that the crediting of such Purchase Shares to the account of the Investor shall occur no earlier than the date indicated in the Purchase Notice.

(b)                Compliance with Rules of the Principal Market. Notwithstanding anything in this Agreement to the contrary, the Company shall not issue more than 40,372,058 shares of Common Stock (including the Warrant Shares and Conversion Shares) (the “Exchange Cap”) under this Agreement, which amount is less than 20% of the Company’s outstanding shares of Common Stock as of the date hereof.

(c)                Adjustments for Shares and Prices. Except as specifically stated otherwise, all share-related and dollar-related limitations contained herein shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, stock split, reverse stock, split or other similar transaction effected with respect to the Common Stock or Series B Preferred Stock, as applicable.

(d)                The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Investor under this Agreement.

(e)                The Investor agrees to the imprinting, so long as is required by this Section 6, of a legend on any of the Securities in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(f)                 Filing of Current Report. The Company agrees that it shall, within four business days from the date hereof, file with the SEC a current report on Form 8-K relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents.

(g)                Blue Sky. The Company shall take all such action, if any, as is necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor.

(h)                Listing. The Company shall promptly secure the listing of all of the Conversion Shares and Warrant Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market.

(i)                 Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(j)                 Issuance of Warrant. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause to be issued to the Investor a warrant (the “Warrant”) to purchase 10,000,000 shares of Common Stock (the “Warrant Shares”) in the form attached hereto as Exhibit A.

(k)                Due Diligence; Non-Public Information. During the term of this Agreement, the Investor shall have the right, from time to time as the Investor may reasonably deem appropriate, and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor's due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The receiving party may disclose Confidential Information to the extent such information is required to be disclosed by law, regulation or order of a court of competent jurisdiction or regulatory authority, provided that the receiving party shall promptly notify the disclosing party when such requirement to disclose arises, and shall cooperate with the disclosing party so as to enable the disclosing party to: (i) seek an appropriate protective order; and (ii) make any applicable claim of confidentiality in respect of such Confidential Information; and provided, further, that the receiving party shall disclose Confidential Information only to the extent required by the protective order or other similar order, if such an order is obtained, and, if no such order is obtained, the receiving party shall disclose only the minimum amount of such Confidential Information required to be disclosed in order to comply with the applicable law, regulation or order. In addition, any such Confidential Information disclosed pursuant to this Section 6(k) shall continue to be deemed Confidential Information. Notwithstanding anything in this Agreement to the contrary, the Company and the Investor agree that neither the Company nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or may reasonably be considered to constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD or Investor agrees to maintain the confidentiality of such information in accordance with Regulation FD.

(l)                 Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase or Aggregate Balance Purchase, as applicable, or shall use such other method, reasonably satisfactory to the Investor and the Company.

(m)              No Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its commercially reasonable efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to buy any security, under circumstances that would reasonably be expected to cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.

(n)                Use of Proceeds. The Company will use the net proceeds from the sale of the Securities for working capital and general corporate purposes and will not use such net proceeds for the repayment of any indebtedness of the Company.

(o)                Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing or other public disclosure by or on behalf of the Company that, in each case, identifies the Investor, describes its purchases hereunder or summarizes the Transaction Documents or the transactions contemplated thereby, not less than twenty-four (24) hours prior to the issuance, filing or public disclosure thereof; provided that the Company shall not be required to provide to the Investor any disclosures that are materially similar to those previously reviewed by the Investor.

7.	CONDITIONS TO REGULAR PURCHASES.

The obligation of the Investor to buy Purchase Shares pursuant to a Regular Purchase is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                the Company’s aggregate cash and cash equivalents and other available credit sources (aside from the proceeds available hereunder) shall be no greater than $8 million (the “Liquidity Condition”);

(b)                the Closing Sale Price on the Purchase Date is not below the Floor Price (the “Floor Price Condition”);

(c)                the Company shall not have issued Purchase Shares to the Investor within the preceding thirty calendar days;

(d)                the representations and warranties set forth in Section 5 shall be true and correct in all material respects (except for such representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of the date of the delivery of the applicable Purchase Notice as if such representations and warranties were made as of such date, except for failures of representations and warranties to be so true and correct that meet either or both of the following conditions: (i) the failure of such representations and warranties to be so true and correct, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect; or (ii) the underlying circumstances concerning the failure of such representations and warranties to be so true and correct shall have been publicly disclosed; and

(e)                the Regular Purchase shall not result in short-swing profit liability under Section 16(b) by virtue of being “matchable” with any sale of the Company’s securities effected within the preceding six months; provided, however, that the parties agree to cooperate in good faith to take commercially reasonable steps to avoid the failure of this condition in connection with any proposed Regular Purchase.

8.	CONDITIONS TO ALL PURCHASES.

The obligation of the Investor to buy Purchase Shares pursuant to a Regular Purchase and the obligation of the Company to sell Purchase Shares pursuant to an Aggregate Balance Purchase is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a)                No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and

(b)                No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.

9.	TERMINATION

This Agreement may be terminated only as follows:

(a)                upon the mutual written agreement of the parties;

(b)                automatically on the date that the Company sells and the Investor purchases the full Available Amount as provided herein, without any action or notice on the part of any party; and

(c)                automatically on the Maturity Date if, for any reason or for no reason, the full Available Amount has not been purchased in accordance with Section 2 or Section 3 of this Agreement by the Maturity Date.

10.	MISCELLANEOUS.

(a)                Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of and venue in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in the City and County of New York, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)                Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c)                Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)                Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e)                Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. The Investor acknowledges and agrees that it has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement may be amended other than by a written instrument signed by both parties hereto.

(f)                 Expenses. Within thirty (30) calendar days following the receipt from the Investor of an invoice from outside counsel to the Investor, the Company will make a payment to the Investor in an amount equal to the reasonable and documented legal fees and expenses (up to a maximum of $50,000) incurred by the Investor in connection with the transactions contemplated by this Agreement.

(g)                Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Senseonics Holdings, Inc.

20451 Seneca Meadows Parkway

Germantown, MD 20876-7005

Facsimile: (301) 515-0988

Telephone: (301) 515-7260

E-mail: ken.horton@senseonics.com

Attention: Ken Horton

With a copy to (which shall not constitute notice or service of process):

Cooley LLP

One Freedom Square, Reston Town Center

11951 Freedom Drive

Reston, Virginia 20190-5640

Telephone: (703) 456-8000

Facsimile: (703) 456-8100

Attention: Darren DeStefano

Email: ddestefano@cooley.com

If to the Investor:

Energy Capital, LLC

13650 Fiddlesticks Blvd.

Suite 202-324

Ft. Myers, FL 33912

Attn. Robert Smith

(417) 849-1005

rjsmith@usa.com

With a copy to (which shall not constitute notice or service of process):

Akerman LLP

 350 East Last Olas Blvd.

Suite 1600

Fort Lauderdale, FL 33301

Attn: Michael Francis and Christina Russo

(305) 982-5581; (305) 982-5531

Michael.francis@akerman.com; christina.russo@akerman.com

or at such other address, email and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party one (1) Business Day prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(h)                Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.

(i)                 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)                 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)                No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l)                 Remedies, Other Obligations, Breaches and Injunctive Relief. The Parties’ respective remedies provided in this Agreement shall be cumulative, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the parties’ rights to pursue actual damages for any failure by the other party to comply with the terms of this Agreement. The parties acknowledge that a breach by any party of its obligations hereunder will cause irreparable harm to the non-breaching party and that the remedy at law for any such breach may be inadequate. The parties therefore agree that, in the event of any such breach or threatened breach, the non-breaching party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(m)              Enforcement Costs. If: (i) this Agreement is placed by the Investor or the Company in the hands of an attorney for enforcement or is enforced by the Investor or the Company through any legal proceeding; (ii) an attorney is retained to represent the Investor or the Company in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Investor or the Company in any other proceedings whatsoever in connection with this Agreement, then the party against which redress is sought under this section shall pay all reasonable costs and expenses including attorneys' fees incurred in connection therewith to the party incurring such costs and expenses, as incurred, in addition to all other amounts due hereunder.

(n)                Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

** Signature Page Follows **

IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

SENSEONICS HOLDINGS, INC.

By:	/s/ Tim Goodnow
Name: Tim Goodnow
Title: Chief Executive Officer

INVESTOR:

ENERGY CAPITAL, LLC

By:	/s/ Robert Smith
Name: Robert Smith
Title: Managing/Sole Member

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Certificate of Designation

EXHIBIT A

FORM OF WARRANT

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION